UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2010

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Second Street

San Francisco, CA 94105

(Address of principal executive offices, with zip code)

(415) 348-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD disclosure.

Beginning on November 5, 2010, the chief executive officer and chief financial officer of LookSmart, Ltd. (“LookSmart” or the “Company”) will use the presentation materials furnished as Exhibit 99.1 hereto, in connection with a series of investor presentations.

Information being furnished herein in Exhibit 99.1 with respect to such investor presentations includes selected financial and operational information through the third quarter of 2010 and does not represent a complete set of financial statements and related notes prepared in conformity with generally accepted accounting principles. These investor presentation materials are dated November 5, 2010, and the Company does not undertake to update the materials after that date. The investor presentation materials include “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the investor presentation materials are “forward-looking” rather than “historic.” The investor presentation materials also state that a more thorough discussion of certain factors which may affect the Company’s operating results is included, among other sections, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, its quarterly reports on Form 10-Q and other public filings, which are filed with the SEC from time to time and available at the SEC’s website (http://www.sec.gov).

The investor presentation materials are also available on the Company’s web site at www.looksmart.com.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit 99.1	Investor Presentation of LookSmart, Ltd., dated November 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ Steve Markowski
Steve Markowski
Chief Financial Officer

Date: November 4, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Investor Presentation of LookSmart, Ltd., dated November 5, 2010.